UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 15, 2010

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51928	75-3142681
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, CA		94303-1110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 846-2900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2010, Communications & Power Industries, Inc. (“CPI”), which is a wholly owned-subsidiary of CPI International, Inc., entered into Amendment and Waiver No. 1 (the “Amendment”), dated as of November 15, 2010, to that certain Amended and Restated Credit Agreement, dated as of August 1, 2007, as amended from time to time (the “Credit Agreement”), among CPI, UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto (the “Lenders”) and the other parties thereto and to that certain Amended and Restated Security Agreement, dated as of August 1, 2007 as amended from time to time (the “Security Agreement”) among CPI, the guarantors party thereto and UBS AG, Stamford Branch, as Collateral Agent.

Under the terms of the Credit Agreement, the Credit Agreement will mature and become due and payable on August 1, 2011 if CPI does not refinance or repay its 8% Senior Subordinated Notes prior to such date.  As a result of such maturity date, it is likely that CPI's audited financial statements for the fiscal year ended October 1, 2010 (the “2010 Audit Report”) will contain a “going concern” qualification.

Pursuant to the terms of the Amendment, the Lenders have waived the default under the Credit Agreement that would arise if the 2010 Audit Report contains a “going concern” qualification because the maturity date of the Credit Agreement may occur during the fiscal year ending September 30, 2011.

In addition, the Amendment effects several technical changes to the Credit Agreement and the Security Agreement including, among other items:

(1)           As a result of the potential maturity of the Credit Agreement on August 1, 2011, CPI is not currently permitted to have letters of credit under the Credit Agreement which extend beyond July 27, 2011.  The Amendment permits CPI to obtain letters of credit outside the Credit Agreement (including depositing cash with the issuing banks to secure its obligations under those letters of credit) provided that the total amount of letters of credit that CPI may have outstanding at any time shall not exceed $10 million in the aggregate.

(2)           The Amendment clarifies that entering into a merger agreement and an associated voting agreement would not trigger defaults under the Credit Agreement.

The foregoing is only a summary of the terms of the Amendment, and is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1
Amendment And Waiver No. 1, dated as of November 15, 2010, to that certain Amended and Restated Credit Agreement, dated as of August 1, 2007 as amended from time to time, among Communications & Power Industries, Inc. , UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto and the other parties thereto and to that certain Amended and Restated Security Agreement, dated as of August 1, 2007 as amended from time to time among CPI, the guarantors party thereto and UBS AG, Stamford Branch, as Collateral Agent

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SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC.
(Registrant)

Date: November 15, 2010                                                                                By:                       /s/ Joel A. Littman
Joel A. Littman
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment And Waiver No. 1, dated as of November 15, 2010, to that certain Amended and Restated Credit Agreement, dated as of August 1, 2007 as amended from time to time, among Communications & Power Industries, Inc. , UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto and the other parties thereto and to that certain Amended and Restated Security Agreement, dated as of August 1, 2007 as amended from time to time among CPI, the guarantors party thereto and UBS AG, Stamford Branch, as Collateral Agent.

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